U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934

                                  May 23, 2006
                Date of report (Date of earliest reported event)

                         Commission File Number 0-51414


                           PANORAMA INVESTMENTS CORP.
                 (Name of small business issuer in its charter)


           NEVADA                                              98-0417780
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)


                          Suite 720 - 999 West Broadway
                          Vancouver, BC, Canada V5Z 1K5
                    (Address of principal executive offices)


                                 (604) 730-8882
                     (Telephone number, including area code)


                               Steven Bekropoulos
                          Suite 720 - 999 West Broadway
                          Vancouver, BC, Canada V5Z 1K5
                    Phone: (604) 730.8882 Fax: (604) 738.4080
            (Name, address and telephone number of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Accordingly, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Such risks and uncertainties include those risk factors set forth in this report. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                    INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Panorama Investments, Inc. (the "Company") entered into an Acquisition and Share Exchange Agreement, dated May 23, 2006 (the "Acquisition Agreement"), pursuant to which the Company has agreed to acquire from the private company's shareholders, through a share exchange transaction, all of the issued and outstanding capital stock of Lucas Energy, Inc., a privately-held, Nevada company ("Lucas Energy"). Lucas Energy, is an independent oil and gas company that is building a diversified portfolio of oil and gas assets in the United States.

The terms of the Acquisition Agreement require that of all of the Lucas shareholders exchange their Lucas shares, including preferred and common classes, for an aggregate of 9,083,334 Panorama Investments, Inc., common shares in a specified Closing Transaction which is set for Monday, May 29, 2006. The transaction, at Closing, requires transfer of 1,100,000 currently issued "control" shares to Lucas Energy's current shareholders and requires the issuance of an additional 7,983,334 newly issued shares to Lucas Energy's current shareholders.

The Agreement also provides, that prior to Closing, we will approve a forward-split of our common stock such that currently issued (including those shares anticipated to be issued pursuant to this transaction) will be exchanged for 2.4 post-split shares. We will have a total of 25,160,000 shares issued and outstanding after giving effect to the acquisition transaction and the forward-split. We have also agreed to change our name to Lucas Energy, Inc., The agreement also provides that James Cerna, a Lucas Energy director and officer, will be appointed to our Board of Directors concurrent with this filing.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

In connection with the transaction, there will be a change of control. Effective on the Closing of the Acquisition Agreement each of the current directors and officers of the Company will resign. The Company has agreed to take steps to cause the appointment of Lucas' current board of directors, as directors of the Company, effective as of the Closing of the Acquisition Agreement.

Following the Exchange, the business activities of both the Company and Lucas will be under the management and supervision of Lucas management and the existing management of the Company will have no involvement in the business and affairs of the Company or Lucas.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 23, concurrent with the entry into the Acquisition Agreement referenced in Item 1.01, above, the Company's Board of Directors appointed James Cerna, to a vacant Board position as Interim Director and principal operating officer. Mr. Cerna accepted the appointment and agreed to serve in such capacity until the next annual or special meeting of shareholders of the Company, at which time Mr. Cerna will be required to stand for election by the Shareholders. Mr. Cerna currently has no compensation package or agreement with the Company. Mr. Cerna has not been involved in any transaction with us in which he has had a material direct or indirect interest.

The Company's current officers and Directors are:

- Connie Linder, President CEO, Director
- Steven Bekropoulos, Treasurer, CFO, Principal Accounting Officer, Director
- Serena Tan, Director

Current officers serve at the leisure of the Board of Directors and each Director will stand for election at the next annual or special meeting of shareholders.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

        A.  Financial Statements - None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 23, 2006                          PANORAMA INVESTMENTS CORP.


                                            By: /s/ Steven Bekropoulos
                                               --------------------------------
                                               Steven Bekropoulos, Director